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Exhibit Index

IDS Investment Series, Inc.
File No. 2-11328/811-54

Exhibit           Description


 9(b). Copy of Transfer Agency Agreement between Registrant and American Express Client Service Corporation, dated Jan. 1, 1998.

10. Opinion and consent of counsel as to the legality of the securities being registered.

11.       Independent Auditors Consent.

17.       Financial Data Schedule

19(a). Directors Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 7, 1998

19(c).    Trustees Power of Attorney dated January 7, 1998.